                                                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 1996 on our audits of the consolidated financial statements and consolidated financial statement schedule of Inamed Corporation and Subsidiaries as of December 31, 1995 and 1994, and for the three years ended December 31, 1995 included in Inamed Corporation's Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm included in this Registration Statement under the caption "Experts."






                                       /s/  Coopers & Lybrand L.L.P.




Las Vegas, Nevada
April 29, 1996